UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 23, 2011

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 23, 2011, SurModics, Inc. (the “Company”) issued a press release announcing a strategic realignment of its business, including a reduction of approximately 9% of its total workforce. The Company also announced the consolidation of its BioFX product manufacturing operations from Owings Mills, Maryland into its corporate headquarters located in Eden Prairie, Minnesota. These initiatives are expected to be completed by September 30, 2011.

In connection with these initiatives, the Company expects to record restructuring charges estimated to be in the range of approximately $1.1 million to $1.4 million for severance and other costs related to the workforce reduction and consolidation of operations, which is also the total of the expected future cash expenditures related to such actions. The Company estimates a cost savings of approximately $1.7 million to $2.0 million on an annualized basis once the reorganization and workforce reduction are fully implemented.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) In connection with the strategic realignment described above, the Company also announced that Timothy J. Arens has been appointed as the Company’s Vice President of Finance and interim Chief Financial Officer. Mr. Arens’ appointment was effective August 23, 2011. Prior to his current appointment, Mr. Arens, 44, served as the Company’s Senior Director and General Manager, In Vitro Diagnostics. He joined the Company in February 2007 as Director, Business Development, and served in finance roles of increasing responsibility, including as Senior Director of Financial Planning and Analysis. Prior to joining the Company, Mr. Arens was employed at St. Jude Medical, a medical technology company, from 2003 to 2007 in positions of increasing responsibility related to business development and strategic planning functions.

There were no arrangements or understandings between Mr. Arens and any other persons pursuant to which Mr. Arens was selected or nominated as an officer of the Company. Mr. Arens does not have a family relationship with any director or executive officer of the Company. There are no transactions or proposed transactions between the Company and Mr. Arens that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Arens succeeds Philip D. Ankeny, the Company’s outgoing Senior Vice President and Chief Financial Officer, whose employment with the Company will end on August 31, 2011. The Company expects to enter into a separation and release agreement with Mr. Ankeny, the terms of which have not yet been finalized.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Forward Looking Statements.

This current report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as, the timing and amount of the anticipated expense reductions and restructuring charges, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully complete our review of strategic alternatives for our Pharmaceuticals business; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release Dated August 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: August 29, 2011	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, Legal and Human Resources,
General Counsel and Secretary